UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2010

Discovery Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Discovery Place Silver Spring, Maryland	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2010, Discovery Communications, LLC (the “Borrower”) entered into a multicurrency Credit Agreement (the “Credit Agreement”) among the Borrower, Discovery Communications, Inc., as guarantor (“Discovery”), the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer. The Credit Agreement provides for a revolving senior credit facility of $1 billion, which includes a $500 million sublimit for multicurrency borrowings, a $200 million sublimit for the issuance of standby letters of credit and a $50 million sublimit for swing line loans. The Credit Agreement also contains an expansion option permitting the Borrower to request an increase of the senior credit facility from time to time up to an aggregate additional $1 billion from any of the lenders or other eligible lenders as may be invited to join the senior credit facility, that elect to make such increase available, upon the satisfaction of certain conditions. The obligations under the Credit Agreement are unsecured and are fully and unconditionally guaranteed by Discovery. Proceeds from the Credit Agreement must be used for working capital, capital expenditures and other lawful corporate purposes.

Each eurocurrency rate loan will bear interest at the Eurocurrency Rate (as defined in the Credit Agreement) plus the Applicable Rate (as defined in the Credit Agreement) plus, under certain circumstances, the Mandatory Cost (as defined in the Credit Agreement). The Applicable Rate for Eurocurrency rate loans will range from 107.5 basis points to 185.0 basis points based on the Borrower’s credit ratings from time to time.

Base rate loans and swing line loans will bear interest at the Base Rate (as defined below) plus the Applicable Rate. The Base Rate is the highest of (i) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, (ii) Bank of America’s “prime rate” as publicly announced from time to time, and (iii) the Eurocurrency Rate plus 1.00%. The Applicable Rate for base rate loans and swing line loans is 100 basis points less than the Applicable Rate for eurocurrency rate loans.

If any amount is not paid when due under the senior credit facility or an event of default exists, then at the request of a majority of the lenders the obligations under the senior credit facility will bear interest at a rate per annum equal to 2% higher than the interest rate otherwise applicable.

In addition, the Borrower is required to pay the Lenders a facility fee equal to the Applicable Rate, which will range from 17.5 basis points to 40.0 basis points based on the Borrower’s credit ratings from time to time, times the actual daily amount of the Lender’s aggregate commitments under the senior credit facility, regardless of usage. The facility fee is payable quarterly in arrears. The Borrower will also pay a letter of credit fee equal to the Applicable Rate for eurocurrency rate loans times the dollar equivalent of the daily amount available to be drawn under such letter of credit.

The senior credit facility will be available on a revolving basis until October 11, 2013. The Borrower may optionally prepay the loans or irrevocably reduce or terminate the unutilized portion of the commitments under the senior credit facility, in whole or in part, without premium or penalty at any time by the delivery of a notice to that effect as provided under the Credit Agreement.

The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Affirmative covenants include, among others, with respect to the Borrower, its subsidiaries and Discovery, delivery of financial statements, compliance certificates and notices, payment of obligations, preservation of existence, maintenance of properties, books and records and insurance and compliance with laws.

Negative covenants include, among others, with respect to the Borrower and its subsidiaries, limitations on liens, investments, indebtedness, dispositions, transactions with affiliates, dividends and restricted payments and certain burdensome agreements. The Borrower, its subsidiaries and Discovery are also subject to a limitation on mergers, dissolutions, liquidations, consolidations and disposals of all or substantially all of their assets. The Credit Agreement also requires the Borrower to maintain a consolidated interest coverage ratio (as defined in the Credit Agreement) of no less than 3:00 to 1:00 and a consolidated leverage ratio (as defined in the Credit Agreement) of no more than 4.50 to 1:00.

The Credit Agreement contains customary events of default, including, among others, nonpayment of principal, interest or other amounts, failure to perform covenants, inaccuracy of representations or warranties in any material respect, cross-defaults with other material indebtedness, certain undischarged judgments, the occurrence of certain ERISA or bankruptcy or insolvency events or the occurrence of a Change in Control (as defined in the Credit Agreement) or a material provision of the Credit Agreement ceases to be in effect. Upon an event of default under the Credit Agreement, the Lenders may declare the loans and all other obligations under the Credit Agreement immediately due and payable and require the Borrower to cash collateralize the outstanding letter of credit obligations. A bankruptcy or insolvency event causes such obligations automatically to become immediately due and payable.

Banc of America Securities LLC, J.P. Morgan Securities LLC and RBS Securities Inc. acted as joint lead arrangers and joint book managers for the senior credit facility. Bank of America, N.A., acts as administrative agent for the senior credit facility. JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland PLC acted as joint syndication agents for the senior credit facility. In addition, certain of the agents and lenders party to the senior credit facility, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Discovery and its subsidiaries for which they have received, and will receive, customary fees and expenses. Banc of America Securities LLC, J.P. Morgan Securities LLC and RBS Securities Inc. received customary arrangement fees in connection with their services under the senior credit facility.

The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On October 13, 2010, in connection with the execution of the Credit Agreement described in Item 1.01 above, the Borrower terminated the Credit Agreement, dated July 14, 2004, among the Borrower, certain lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1	Credit Agreement, dated as of October 13, 2010, among Discovery Communications, LLC, as borrower, Discovery Communications, Inc., as guarantor, the lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2010	DISCOVERY COMMUNICATIONS, INC.

	By:	/s/ Bradley E. Singer
	Name: Title:	Bradley E. Singer Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

4.1	Credit Agreement, dated as of October 13, 2010, among Discovery Communications, LLC, as borrower, Discovery Communications, Inc., as guarantor, the lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.